Exhibit 99.2

Kenexa Announces Pricing of Follow-on Public Offering of Common Stock

WAYNE, PA —  May 20, 2011 — Kenexa Corporation (Nasdaq: KNXA), a global provider of business solutions for human resources, announced today the pricing of its underwritten public offering of 3,000,000 shares of its common stock at $27.75 per share.  Kenexa expects to receive net proceeds of approximately $78.7 million after deducting underwriting discounts and commissions and estimated offering expenses that are payable by Kenexa.  In addition, Kenexa granted the underwriters a 30-day option to purchase up to 450,000 additional shares solely to cover over-allotments, if any.

Kenexa intends to use the net proceeds from the offering for working capital, general corporate purposes and potential acquisitions or investments in strategic businesses or technologies. The offering is expected to close on May 25, 2011, subject to customary closing conditions.

Cowen and Company and Lazard Capital Markets LLC are acting as joint book-runners for the offering.  JMP Securities, Oppenheimer & Co. and Wedbush Securities are acting as co-managers for the offering.

A registration statement (including a prospectus) relating to these securities was declared effective by the Securities and Exchange Commission on April 21, 2010 and the Company has filed a related preliminary prospectus supplement with the Securities Exchange Commission (the “SEC”) on May 16, 2011. A final prospectus supplement will be filed with the SEC on or about May 20, 2011. Before you invest, you should read these and other documents the Company has filed with the SEC for more complete information about the Company and its common stock. These documents may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the prospectus supplement (including the prospectus) may be obtained from the joint book-runners for the offering:

Cowen and Company, LLC c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by telephone at (631) 274-2740; or

Lazard Capital Markets LLC, 30 Rockefeller Plaza, 60th Floor, New York, NY 10020, Attention: Syndicate Department, or by telephone at (800) 542-0970.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of the common stock will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Kenexa

Kenexa® provides business solutions for human resources. Kenexa offers a comprehensive suite of unified products and services that support the entire employee lifecycle from pre-hire to exit.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning. These forward-looking statements include our expectations regarding the offering of common stock and our use of proceeds. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in Kenexa’s prospectus supplement filed with the SEC in connection with this offering.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions.  Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Note to editors: Kenexa is a registered trademark of Kenexa. Other company names, product names and company logos mentioned herein are the trademarks or registered trademarks of their respective owners.

Contact

MEDIA CONTACT:

Amanda Prichard
Kenexa
amanda.prichard@kenexa.com

INVESTOR CONTACT:
Kori Doherty
ICR
(617) 956-6730
kdoherty@icrinc.com